Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 19, 2004, in the Registration Statement (Form S-1 No. 333-000000) and related Prospectus of Eyetech Pharmaceuticals, Inc. dated May 13, 2004.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey

May 13, 2004